Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

NINTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

BingEx Limited

(As adopted by a Special Resolution passed on May 31, 2023)

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

NINTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

BingEx Limited

(Adopted by Special Resolution on May 31, 2023)

1.	The name of the Company is BingEx Limited.

2.

The Registered Office of the Company shall be at the offices of Quality Corporate Services Ltd., Suite 102, P.O. Box 712, Cannon Place, North Sound Rd., George Town, Grand Cayman, KY1-9006, Cayman Islands or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.

Except as prohibited or limited by the Companies Act (As Revised), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest money of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business provided that the Company shall only carry on the businesses for which a license is required under the Laws of the Cayman Islands when so licensed under the terms of such Laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.

The authorized share capital of the Company is US$200,000.00 divided into 1,778,920,552 Class A Ordinary Shares of US$0.0001 par value each, 100,000,000 Class B Ordinary Shares of US$0.0001 par value each, 20,000,000 convertible redeemable Series A Preferred Shares of US$0.0001 par value each, 11,111,111 convertible redeemable Series B Preferred Shares of US$0.0001 par value each, 26,111,112 convertible redeemable Series C Preferred Shares of US$0.0001 par value each, 16,164,778 convertible redeemable Series C-1 Preferred Shares of US$0.0001 par value each, 4,843,800 convertible redeemable Series C-2 Preferred Shares of US$0.0001 par value each, 14,528,465 convertible redeemable Series D-1 Preferred Shares of US$0.0001 par value each and 28,320,182 convertible redeemable Series D-2 Preferred Shares of US$0.0001 par value each with power for the Company insofar as is permitted by applicable Laws and the Articles of Association (including without limitation Schedule A thereto), to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Act (As Revised) and, subject to the provisions of the Companies Act (As Revised) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.

Unless a majority of the Board agrees otherwise, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

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2

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

NINTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

BingEx Limited

(Adopted by Special Resolution on May 31, 2023)

1.	In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Equity Securities” means all Equity Securities issued by the Company; provided that the term “Additional Equity Securities” does not include (i) Employee Compensation Shares; (ii) securities issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company; (iii) securities issued or issuable upon exercise of the Preferred Shares or upon conversion or exercise of any outstanding convertible notes, warrants or options; (iv) securities issued in connection with a bona fide business acquisition by the Company of another business, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, with the approval of the Board, or (v) securities issued in connection with the Company’s Qualified IPO.

“Affiliate” means, with respect to a Person (as defined below), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person, and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person, and the term “affiliated” has the meaning correlative to the foregoing.

“Associate” means, with respect to a natural person, (1) any corporation or organization (other than the Group Companies) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, or (3) any relative or spouse of such person.

“Applicable Redemption Price”, with respect to a Series A Preferred Share, shall mean Series A Redemption Price; with respect to a Series B Preferred Share, shall mean Series B Redemption Price; with respect to a Series C Preferred Share, shall mean Series C Redemption Price; with respect to a Series C-1 Preferred Share, shall mean Series C-1 Redemption Price; with respect to a Series C-2 Preferred Share, shall mean Series C-2 Redemption Price;with respect to a Series D-1 Preferred Share, shall mean Series D-1 Redemption Price; and with respect to a Series D-2 Preferred Share, shall mean Series D-2 Redemption Price.

“Articles” means these Ninth Amended and Restated Articles of Association as may be amended from time to time by Special Resolution.

“As adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Board” means the board of directors of the Company.

“Chairman” means the chairman of the Board.

“Class A Ordinary Shares” has the meaning specified in Article 6A.

“Class B Ordinary Shares” has the meaning specified in Article 6A.

“Company” means BingEx Limited, an exempted company organized and existing under the Laws of the Cayman Islands.

“Control” means, when used with respect to any Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the Members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Control Documents” means each of the following agreements with respect to the Domestic Company: Exclusive Technology Consulting and Service Agreement, Equity Pledge Agreement, Share Option Agreement, Operating Agreement, and Power of Attorney.

“Conversion Price”, with respect to a Series A Preferred Share, shall mean Series A Conversion Price; with respect to a Series B Preferred Share, shall mean Series B Conversion Price; with respect to a Series C Preferred Share, shall mean Series C Conversion Price; with respect to a Series C-1 Preferred Share, shall mean Series C-1 Conversion Price; with respect to a Series C-2 Preferred Share, shall mean Series C-2 Conversion Price; with respect to a Series D-1 Preferred Share, shall mean Series D-1 Conversion Price and with respect to a Series D-2 Preferred Share, shall mean Series D-2 Conversion Price.

“Conversion Share” has the meaning specified in Section 3(c) of Schedule A.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“De-SPAC Transaction” means a direct or indirect business combination of the Company with a publicly-listed special purpose acquisition company, targeted acquisition company or any other publicly traded entity, or any other transaction, as a result of which the Company or a listing vehicle that holds the business of the Group Companies becomes or remains listed on a recognized regional or national securities exchange in the United States or Hong Kong or Shanghai Stock Exchange, Shenzhen Stock Exchange, or any other exchange in any other jurisdiction (or any combination of such exchanges and jurisdictions) acceptable to the Majority Preferred Holders.

“Director” means a member of the Board.

“Employee Compensation Share” means the number of Ordinary Shares to be issued or issuable to employees, consultants or directors of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Ordinary Shares granted under a share incentive plan or other arrangement approved by the Company’s Board, including without limitation in connection with a restricted stock or other equity compensation plan or arrangement approved by the Company’s Board.

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance.

“Group Companies” means the Company, BingEx Global Limited（閃送有限公司), a company organized and existing under the Laws of Hong Kong (the “HK Co”), Beijing Shan Song Technology Co., Ltd. (北京闪送科技有限公司), a wholly foreign-owned enterprise organized and existing under the Laws of the PRC (the “WFOE”), Beijing Tong Cheng Bi Ying Technology Co., Ltd. (北京同城必应科技有限公司), a company organized and existing under the Laws of the PRC (the “Domestic Company”), and any other direct or indirect Subsidiary of any of the foregoing entities (with each of such Group Companies being referred to as a “Group Company”).

“IPO” means either (i) the first underwritten public offering of the Class A Ordinary Shares of the Company (or a listing vehicle that holds the business of the Group Companies) (or depositary receipts or depositary shares thereof) and listing on an internationally-recognized securities exchange or (ii) a De-SPAC Transaction, in each case as approved in accordance with the terms of this Agreement and the Articles of the Company.

“Key Holders” or “Key Holder” means Xue Peng (薛鹏), Yu Hongjian (于红建), Snoweagle-s Limited and Diamondbird-s Limited (the equity holding companies of Xue Peng) and Y&X Changan Limited (the equity holding company of Yu Hongjian).

“Laws” or “Law” means any constitutional provision, statute or other law, rule, regulation of any jurisdiction.

“Liquidation Event” has the meaning specified in Section 1(b) of Schedule A.

“Majority Preferred Holders” shall mean holders of more than fifty percent (50%) of all outstanding Preferred Shares voting together.

“Majority Series A Preferred Holders” shall mean the holders of more than fifty percent (50%) of the then outstanding Series A Preferred Shares including any Conversion Shares.

“Majority Series B Preferred Holders” shall mean the holders of more than fifty percent (50%) of the then outstanding Series B Preferred Shares including any Conversion Shares.

“Majority Series C Preferred Holders” shall mean the holders of more than fifty percent (50%) of the then outstanding Series C Preferred Shares including any Conversion Shares.

“Majority Series C-1 Preferred Holders” shall mean the holders of more than fifty percent (50%) of the then outstanding Series C-1 Preferred Shares including any Conversion Shares.

“Majority Series C-2 Preferred Holders” shall mean the holders of more than fifty percent (50%) of the then outstanding Series C-2 Preferred Shares including any Conversion Shares.

“Majority Series D-1 Preferred Holders” shall mean the holders of more than fifty percent (50%) of the then outstanding Series D-1 Preferred Shares including any Conversion Shares.

“Majority Series D-2 Preferred Holders” shall mean the holders of more than fifty percent (50%) of the then outstanding Series D-2 Preferred Shares including any Conversion Shares.

“Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the Ninth Amended and Restated Memorandum of Association of the Company to be adopted by resolution in writing of all Members of the Company.

“Month” means calendar month.

“Ordinary Shares” has the meaning specified in Article 6A.

“Ordinary Share Equivalents” means any rights, options, or warrants to purchase or exercisable for Ordinary Shares, or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for said equity securities, including, without limitation, the Preferred Shares.

“Ordinary Resolutions” means a resolution approved at a duly convened and constituted meeting of Members of the Company by the affirmative vote of a simple majority of the Members present at the meeting who voted or a resolution consented to in writing by the Members holding more than 50% of the issued shares of the Company which are entitled to vote thereon, in accordance with Article 29.

“Original Issue Price”, with respect to a Series A Preferred Share, shall mean Original Series A Issue Price; with respect to a Series B Preferred Share, shall mean Original Series B Issue Price; with respect to a Series C Preferred Share, shall mean Original Series C Issue Price; with respect to a Series C-1 Preferred Share, shall mean Original Series C-1 Issue Price; with respect to a Series C-2 Preferred Share, shall mean Original Series C-2 Issue Price; and with respect to a Series D-1 Preferred Share, shall mean Original Series D-1 Issue Price, and with respect to a Series D-2 Preferred Share, shall mean Original Series D-2 Issue Price.

“Original Series A Issue Price” means US$0.20 per share, As adjusted.

“Original Series B Issue Price” means US$1.35 per share, As adjusted.

“Original Series C Issue Price” means US$1.80 per share, As adjusted.

“Original Series C-1 Issue Price” means US$2.1862 per share, As adjusted.

“Original Series C-2 Issue Price” means US$2. 4774 per share, As adjusted.

“Original Series D-1 Issue Price” means US$3.475935 per share, As adjusted.

“Original Series D-2 Issue Price” means US$4.0519 per share, As adjusted.

“Original Series A Issue Date” means the date of issuance by the Company of its first Series A Preferred Share pursuant to the Series A Purchase Agreement.

“Original Series B Issue Date” means the date of issuance by the Company of its first Series B Preferred Share pursuant to the Series B Purchase Agreement.

“Original Series C Issue Date” means the date of issuance by the Company of its first Series C Preferred Share pursuant to the applicable Series C Purchase Agreement. For clarity purposes, the “Original Series C Issue Date” shall refer to, with respect to the Series C Preferred Shares issued to the Series C Lead Investor, the date of March 27, 2017; with respect to the Series C Preferred Shares issued to the shareholders of the Company other than the Series C Lead Investor, the date of January 24, 2017.

“Original Series C-1 Issue Date” means the date of issuance by the Company of its first Series C-1 Preferred Share pursuant to the Series C-1 Purchase Agreement.

“Original Series C-2 Issue Date” means the date of issuance by the Company of its first Series C-2 Preferred Share pursuant to the Series C-2 Purchase Agreement.

“Original Series D-1 Issue Date” means the date of issuance by the Company of its first Series D-1 Preferred Share pursuant to the Series D-1 Purchase Agreement.

“Original Series D-2 Issue Date” means the date of issuance by the Company of its first Series D-2 Preferred Share pursuant to the Series D-2 Purchase Agreement.

“paid-up” has the meaning ascribed to it in the Statute.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” shall mean the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series D-1 Preferred Shares and Series D-2 Preferred Shares.

“Qualified IPO” means either (i) a firm commitment underwritten registered public offering by the Company (or a listing vehicle that holds the business of the Group Companies) (or depositary receipts or depositary shares thereof) of its Class A Ordinary Shares on a recognized regional or national securities exchange in the United States or Hong Kong or Shanghai Stock Exchange, Shenzhen Stock Exchange or any other exchange in any other jurisdiction (or any combination of such exchanges and jurisdictions) acceptable to the Majority Preferred Holders with pre-offering valuation (on a fully diluted basis) of the Company not less than US$1,000 million (or any other currency of equivalent value) or (ii) a De-SPAC Transaction that implies a pre-combination valuation (on a fully diluted basis) of the Company (or a listing vehicle that holds the business of the Group Companies) of not less than US$1,000 million (or any other currency of equivalent value).

“Redemption Amount” has the meaning specified in Section 3(c) of Schedule A.

“Redemption Closing” has the meaning specified in Section 4(g) of Schedule A.

“Redemption Date” means the Series A Redemption Date, the Series B Redemption Date, the Series C Redemption Date, the Series C-1 Redemption Date, the Series C-2 Redemption Date, the Series D-1 Redemption Date or the Series D-2 Redemption Date, as applicable.

“Registered office” means the registered office for the time being of the Company.

“Required Consenters” has the meaning specified in Article 26.

“Schedule A” means Schedule A to these Articles, as amended from time to time.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Conversion Price” shall initially equal the Original Series A Issue Price, and shall be adjusted from time to time as provided in Section 3 of Schedule A. For the avoidance of doubt, the initial conversion ratio for Series A Preferred Shares to Ordinary Shares shall be 1:1.

“Series A Preferred Shares” has the meaning specified in Article 6A.

“Series A Purchase Agreement” means that certain SERIES A PREFERRED SHARE PURCHASE AGREEMENT dated August 8, 2014 entered into by and among the Company and the other parties thereto regarding the issuance of the Series A Preferred Shares.

“Series A Redemption Date” has the meaning specified in Section 4(a)(iii) of Schedule A.

“Series A Redemption Notice” has the meaning specified in Section 4(a)(iii) of Schedule A.

“Series A Redemption Price” has the meaning specified in Section 4(a)(ii) of Schedule A.

“Series B Conversion Price” shall initially equal the Original Series B Issue Price, and shall be adjusted from time to time as provided in Section 3 of Schedule A. For the avoidance of doubt, the initial conversion ratio for Series B Preferred Shares to Ordinary Shares shall be 1:1.

“Series B Preferred Shares” has the meaning specified in Article 6A.

“Series B Purchase Agreement” means that certain SERIES B PREFERRED SHARE PURCHASE AGREEMENT dated June 29, 2015 entered into by and among the Company and the other parties thereto regarding the issuance of the Series B Preferred Shares.

“Series B Redemption Date” has the meaning specified in Section 4(b)(iii) of Schedule A.

“Series B Redemption Notice” has the meaning specified in Section 4(b)(iii) of Schedule A.

“Series B Redemption Price” has the meaning specified in Section 4(b)(ii) of Schedule A.

“Series C Conversion Price” shall initially equal the Original Series C Issue Price, and shall be adjusted from time to time as provided in Section 3 of Schedule A. For the avoidance of doubt, the initial conversion ratio for Series C Preferred Shares to Ordinary Shares shall be 1:1.

“Series C Lead Investor” means SIG China Investments Master Fund IV, LLLP.

“Series C Preferred Shares” has the meaning specified in Article 6A.

“Series C Purchase Agreement” means that (i) with respect to the holders of Series C other than the Series C Lead Investor, certain SERIES C PREFERRED SHARE PURCHASE AGREEMENT dated January 24, 2017 entered into by and among the Company and the other parties thereto regarding the issuance of the Series C Preferred Shares, or (ii) with respect to the Series C Lead Investor, certain SERIES C PREFERRED SHARE PURCHASE AGREEMENT dated March 27, 2017 entered into by and among the Company and the other parties thereto regarding the issuance of the Series C Preferred Shares.

“Series C Redemption Date” has the meaning specified in Section 4(c)(iii) of Schedule A.

“Series C Redemption Notice” has the meaning specified in Section 4(c)(iii) of Schedule A.

“Series C Redemption Price” has the meaning specified in Section 4(c)(ii) of Schedule A.

“Series C-1 Conversion Price” shall initially equal the Original Series C-1 Issue Price, and shall be adjusted from time to time as provided in Section 3 of Schedule A. For the avoidance of doubt, the initial conversion ratio for Series C-1 Preferred Shares to Ordinary Shares shall be 1:1.

“Series C-1 Preferred Shares” has the meaning specified in Article 6A.

“Series C-1 Purchase Agreement” means that certain SERIES C-1 PREFERRED SHARE PURCHASE AGREEMENT dated May 18, 2017 entered into by and among the Company and the other parties thereto regarding the issuance of the Series C-1 Preferred Shares.

“Series C-1 Redemption Date” has the meaning specified in Section 4(d)(iii) of Schedule A.

“Series C-1 Redemption Notice” has the meaning specified in Section 4(d)(iii) of Schedule A.

“Series C-1 Redemption Price” has the meaning specified in Section 4(d)(ii) of Schedule A.

“Series C-2 Conversion Price” shall initially equal the Original Series C-2 Issue Price, and shall be adjusted from time to time as provided in Section 3 of Schedule A. For the avoidance of doubt, the initial conversion ratio for Series C-2 Preferred Shares to Ordinary Shares shall be 1:1.

“Series C-2 Preferred Shares” has the meaning specified in Article 6A.

“Series C-2 Purchase Agreement” means that certain SERIES C-2 PREFERRED SHARE PURCHASE AGREEMENT dated July 21, 2017 entered into by and among the Company and the other parties thereto regarding the issuance of the Series C-2 Preferred Shares.

“Series C-2 Redemption Date” has the meaning specified in Section 4(e)(iii) of Schedule A.

“Series C-2 Redemption Notice” has the meaning specified in Section 4(e)(iii) of Schedule A.

“Series C-2 Redemption Price” has the meaning specified in Section 4(e)(ii) of Schedule A.

“Series D-1 Conversion Price” shall initially equal the Original Series D-1 Issue Price, and shall be adjusted from time to time as provided in Section 3 of Schedule A. For the avoidance of doubt, the initial conversion ratio for Series D-1 Preferred Shares to Ordinary Shares shall be 1:1.

“Series D-1 Preferred Shares” has the meaning specified in Article 6A.

“Series D-1 Purchase Agreement” means that certain SERIES D-1 PREFERRED SHARE PURCHASE AGREEMENT dated July 27, 2018 entered into by and among the Company and the other parties thereto regarding the issuance of the Series D-1 Preferred Shares.

“Series D-1 Redemption Date” has the meaning specified in Section 4(f)(iii) of Schedule A.

“Series D-1 Redemption Notice” has the meaning specified in Section 4(f)(iii) of Schedule A.

“Series D-1 Redemption Price” has the meaning specified in Section 4(f)(ii) of Schedule A.

“Series D-2 Conversion Price” shall initially equal the Original Series D-2 Issue Price, and shall be adjusted from time to time as provided in Section 3 of Schedule A. For the avoidance of doubt, the initial conversion ratio for Series D-2 Preferred Shares to Ordinary Shares shall be 1:1.

“Series D-2 Preferred Shares” has the meaning specified in Article 6A.

“Series D-2 Purchase Agreement” means that certain SERIES D-2 PREFERRED SHARE PURCHASE AGREEMENT dated March 22, 2021 entered into by and among the Company and the other parties thereto regarding the issuance of the Series D-2 Preferred Shares.

“Series D-2 Redemption Date” has the meaning specified in Section 4(g)(iii) of Schedule A.

“Series D-2 Redemption Notice” has the meaning specified in Section 4(g)(iii) of Schedule A.

“Series D-2 Redemption Price” has the meaning specified in Section 4(g)(ii) of Schedule A.

“Shareholders’ Agreement” means certain TENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT dated May 31, 2023 entered into by and among the Company and the other parties thereto, as amended from time to time.

“Share” has the meaning specified in Article 6A and may also be referenced as “share” and includes any fraction of a share.

“Special Resolution”, except as otherwise provided by these Articles, has the same meaning as set forth in the Statute and includes a resolution approved in writing as described therein, provided that in respect of any of the matters set out in Section 5 of Schedule A to these Articles, such special resolution shall include the affirmative vote of the Majority Preferred Holder.

“Statute” means the Companies Act (As Revised) of the Cayman Islands, and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary” or “Subsidiaries” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person: (1) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (2) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.

The Company shall maintain a register of its Members. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

5.

Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.

Subject to the provisions, if any, in the Memorandum of Association and in these Articles (including but not limited to Schedule A), to any direction that may be given by the Company in a general meeting, the right of first offer under the Shareholders’ Agreement, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

6A	CLASSES, NUMBER AND PAR VALUE OF THE SHARES

After the adoption of these Articles the authorized share capital of the Company is US$200,000.00, divided into 1,778,920,552 Class A Ordinary Shares of US$0.0001 par value each (the “Class A Ordinary Shares”), 100,000,000 Class B Ordinary Shares of US$0.0001 par value each (the “Class B Ordinary Shares” and together with Class A Ordinary Shares, the “Ordinary Shares”), 20,000,000 convertible redeemable Series A Preferred Shares, par value US$0.0001 per share (the “Series A Preferred Shares”), 11,111,111 convertible redeemable Series B Preferred Shares, par value US$0.0001 per share (the “Series B Preferred Shares”), 26,111,112 convertible redeemable Series C Preferred Shares, par value US$0.0001 per share (the “Series C Preferred Shares”), 16,164,778 convertible redeemable Series C-1 Preferred Shares, par value US$0.0001 per share (the “Series C-1 Preferred Shares”), 4,843,800 convertible redeemable Series C-2 Preferred Shares, par value US$0.0001 per share (the “Series C-2 Preferred Shares”), 14,528,465 convertible redeemable Series D-1 Preferred Shares, par value US$0.0001 per share (the “Series D-1 Preferred Shares”) and 28,320,182 convertible redeemable Series D-2 Preferred Shares, par value US$0.0001 per share (the “Series D-2 Preferred Shares”). The Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series D-1 Preferred Shares and the Series D-2 Preferred Shares are collectively referred to herein as the “Shares”. The rights, preferences and restrictions of the Preferred Shares are set forth in Schedule A to these Articles.

6B	CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES

(a)

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company.

(b)

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares.

(c)

Any number of Class B Ordinary Shares held by a holder thereof will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:

(i)

any direct or indirect sale, transfer, assignment or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not an Affiliate of such holder;

for the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition under this clause (i) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not an Affiliate of such holder holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares; or

(ii)

any direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not an Affiliate of such holder;

for the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on the issued and outstanding voting securities or the assets of a holder of Class B Ordinary Shares that is an entity to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition under this clause (ii) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not an Affiliate of such holder holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related issued and outstanding voting securities or the assets;

(d)

Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective forthwith upon entries being made in the Register to record the re-designation and re-classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

(e)	Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

(f)

Save and except for voting rights and conversion rights as set out in Articles 6B(a) to 6B(e) (inclusive), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

TRANSFER OF SHARES

7.

Subject to any agreements binding on the Company, shares are transferable, and the Company will only register transfers of shares that are made in accordance with such agreements (if any) and will not register transfers of shares that are not made in accordance with such agreements (if any). The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and if in respect of nil or partly paid shares or if so required by the Directors, shall also be executed by or on behalf of the transferee, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

8.

(i)        Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(ii)

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner and terms of purchase has first been authorized by the Company in general meeting (unless the redemption is in respect of the Preferred Shares in accordance with the provisions of these Articles), and may make payment therefore in any manner authorized by the Statute (unless the redemption is in respect of the Preferred Shares in accordance with Schedule A to these Articles), including out of capital.

VARIATION OF RIGHTS OF SHARES

9.

Subject to Schedule A, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the shares of that class or series.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

10.

Subject to Schedule A, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or any change to directors’ nomination and appointment rights.

COMMISSION ON SALE OF SHARES

11.

Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful and commercially reasonable.

NON-RECOGNITION OF TRUSTS

12.

No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

13.

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

14.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

15.

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

16.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF

CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

17.

(a)        Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may from time to time, by Ordinary Resolutions, alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value;

(iv)

cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by resolution of the Directors change the location of its registered office.

FIXING RECORD DATE

18.

The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within thirty (30) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

19.

If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to attend or receive notice of, attend or vote at any meeting of Members has been made as provided in this Article 19, such determination shall apply to any adjournment thereof.

GENERAL MEETING

20.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

21.

The Company may hold a general meeting as its annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings, the report of the Directors (if any) shall be presented.

22.

The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) of all votes attaching to all issued and outstanding Shares of the Company of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

23.

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

24.

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

25.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

26.

At least five (5) days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such annual or other general meeting (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (b) in the case of any other general meeting, by holders of not less than the minimum number of Shares required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”). Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided that any general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Articles 21-25 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS

27.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Subject to these Articles (including but not limited to Schedule A), the holders of at least fifty percent (50%) of the aggregate voting power of all of the Ordinary Shares, the holders of at least fifty percent (50%) of the aggregate voting power of all of the Series A Preferred Shares, the holders of at least fifty percent (50%) of the aggregate voting power of all of the Series B Preferred Shares, the holders of at least fifty percent (50%) of the aggregate voting power of all of the Series C Preferred Shares, the holders of at least fifty percent (50%) of the aggregate voting power of all of the Series C-1 Preferred Shares and the Series C-2 Preferred Shares, the holders of at least fifty percent (50%) of the aggregate voting power of all of the Series D-1 Preferred Shares, and the holders of at least fifty percent (50%) of the aggregate voting power of all of the Series D-2 Preferred Shares entitled to notice of and to attend and vote at such general meeting present in person or by proxy or if a company or other non-natural person by its duly authorized representative shall be a quorum. Subject to these Articles (including but not limited to Schedule A), if, after the notice is duly delivered as required hereunder, the requisite holder(s) of the Series A Preferred Shares, or the requisite holder(s) of the Series B Preferred Shares, the requisite holder(s) of the Series C Preferred Shares, the requisite holder(s) of the Series C-1 Preferred Shares and the Series C-2 Preferred Shares, the requisite holder(s) of Series D-1 Preferred Shares, and the requisite holder(s) of Series D-2 Preferred Shares fail to attend in person or by proxy or as provided otherwise hereunder, the properly noticed general meeting for any reason, the notice shall be duly delivered a second time, whereupon the quorum shall not require the presence of such holder(s) of the Series A Preferred Shares, such holder(s) of the Series B Preferred Shares, such holder(s) of the Series C Preferred Shares, such holder(s) of the Series C-1 Preferred Shares and the Series C-2 Preferred Shares, such holder(s) of the Series D-1 Preferred Shares and such holder(s) of the Series D-2 Preferred Shares for the second duly called meeting, provided that at such second meeting the business not included in the notice shall not be transacted.

28.	A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

29.

Any Ordinary Resolution of Members and any other action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, by the Members holding more than 50% of the issued shares of the Company who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action; provided that, if any resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.

30.	If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved.

31.	The chairman of the Board shall preside as chairman at every general meeting of the Company.

32.

The chairman of the general meeting may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

33.

At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by Statute or these Articles, such requisite majority shall be a simple majority of votes cast.

VOTES OF MEMBERS

34.

Subject to these Articles (including but not limited to Schedule A), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have (i) one (1) vote for each share (other than a Class B Ordinary Share) registered in his name in the register of Members or (ii) ten (10) votes for each Class B Ordinary Share registered in his name in the register of Members.

35.

In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

36.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

37.

No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

38.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

39.	Votes may be given either personally or by proxy.

PROXIES

40.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

41.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

42.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

43.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

44.

Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

45.

Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

46.	(a) Unless otherwise determined by the Shareholders in general meeting, the number of Directors shall not be less than three (3) Directors.

(b) The Chairman shall be Mr. Xue Peng (薛鹏), as long as Mr. Xue Peng is a Director. In the event that Mr. Xue Peng is not a Director, the Board shall elect and appoint a Chairman by a majority of the Directors then in office, and the period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman, or the proxy or alternate Director duly authorized by the Chairman, shall preside as chairman at every meeting of the Board of Directors.

(c) The Company may by Ordinary Resolution appoint any person to be a Director.

(d) The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board, or as an addition to the existing Board.

(e) An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

(f) A Director may be removed from office by Ordinary Resolution of the Company, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

(g) A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

47.

Directors and the Board Observers shall be entitled to be reimbursed for traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other. Subject to these Articles (including but not limited to Schedule A), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.

48.

Subject to these Articles (including but not limited to Schedule A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

49.

Subject to these Articles (including but not limited to Schedule A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

50.	A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

51.

Subject to these Articles (including but not limited to Schedule A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

52.

In addition to any further restrictions set forth in these Articles (including but not limited to Schedule A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

53.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 52 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

54.

The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles, or as may be prescribed by the Company in general meeting provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and provided further that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Section 5 of Schedule A or in Article 9 without the prior approval therein required.

55.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

56.

All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

57.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

58.

Subject to these Articles (including but not limited to Schedule A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

59.

Subject to these Articles (including but not limited to Schedule A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

60.	Subject to these Articles (including but not limited to Schedule A):

(a)

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)

The Directors from time to time and at any time may establish any committees (including a compensation committee), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)

The Directors from time to time and at any time may delegate to any such committee (including a compensation committee), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

61.

Subject to these Articles (including but not limited to Schedule A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a majority of votes (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Schedule A) of the Directors present at a meeting at which there is a quorum. In case of an equality of votes the Chairman, or the proxy or alternate Director duly authorized by the Chairman, shall have a second or casting vote.

62.

A Director may, and the secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided that notice is given pursuant to Articles 86 - 90; provided further that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors.

63.

The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office, including the Chairman; provided, however, a quorum shall nevertheless exist at a meeting at which a quorum would exist but for the fact that the Chairman is voluntarily absent from the meeting and notifies the Board of his decision to be absent from that meeting, before or at the meeting. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

64.	Subject to Article 63, the continuing Directors may act notwithstanding any vacancy in their body.

65.

Subject to these Articles (including but not limited to Schedule A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Schedule A). A committee may meet and adjourn as it thinks proper. Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

66.

The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided that a meeting of a Board or committee shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

67.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

68.

A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 40 – 43 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

SEAL

69.

The Company may, if the Directors so determine, have a Seal which shall, subject to this Article 69, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

70.

The Company may have a president, a secretary or secretary-treasurer appointed by the directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

71.

Subject to the Statute and the provisions of these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor; provided, however, that any such declaration of dividends or payments must be approved unanimously by all Directors.

72.

Subject to the Statute and the provisions of these Articles, the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

73.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

74.

Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 74 as paid on the share.

75.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

76.

(a)    Subject to these Articles, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or Debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

(b)    No dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Series D-1 Preferred Shares, Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, Series A Preferred Shares and the Ordinary Shares, at any time unless a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each issued and outstanding Series D-2 Preferred Share (calculated on an as-converted basis), such that the distribution declared, paid, set aside or made to the holder thereof shall be equal to the distribution that such holder would have received if such Series D-2 Preferred Shares had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(c)    Subject to Article 76(b), no dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, Series A Preferred Shares and the Ordinary Shares, at any time unless a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each issued and outstanding Series D-1 Preferred Share (calculated on an as-converted basis), such that the distribution declared, paid, set aside or made to the holder thereof shall be equal to the distribution that such holder would have received if such Series D-1 Preferred Shares had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(d)    Subject to Article 76(b) and Article 76(c), no dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, Series A Preferred Shares and the Ordinary Shares, at any time unless a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each issued and outstanding Series C-2 Preferred Share (calculated on an as-converted basis), such that the distribution declared, paid, set aside or made to the holder thereof shall be equal to the distribution that such holder would have received if such Series C-2 Preferred Shares had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(e)    Subject to Article 76(b), Article 76(c) and Article 76(d), no dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Series C Preferred Shares, the Series B Preferred Shares, Series A Preferred Shares and the Ordinary Shares, at any time unless a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each issued and outstanding Series C-1 Preferred Share (calculated on an as-converted basis), such that the distribution declared, paid, set aside or made to the holder thereof shall be equal to the distribution that such holder would have received if such Series C-1 Preferred Shares had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(f)    Subject to Article 76(b), Article 76(c), Article 76(d) and Article 76(e), no dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Series B Preferred Shares, Series A Preferred Shares and the Ordinary Shares, at any time unless a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each issued and outstanding Series C Preferred Share (calculated on an as-converted basis), such that the distribution declared, paid, set aside or made to the holder thereof shall be equal to the distribution that such holder would have received if such Series C Preferred Shares had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

77.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

78.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

79.

Subject to these Articles (including but not limited to Schedule A), upon the recommendation of the Board, the Members may by Special resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including but not limited to Schedule A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

80.	The Directors shall cause proper books of account to be kept with respect to:

(a)	All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	All sales and purchases of goods by the Company; and

(c)	The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

81.

Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

82.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

83.

Subject to these Articles (including but not limited to Schedule A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

84.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

85.

Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

86.

Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address is outside the Cayman Islands.

87.

(a)    Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid.

(b)

Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day that it has been properly addressed and sent through a transmitting organization, with a reasonable confirmation of delivery.

88.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

89.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 87 and 88, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

90.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)

every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

91.	If the Company shall be wound up, any liquidator must be approved by a Special Resolution subject to the provisions of Schedule A.

92.

If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Section 1 of Schedule A; provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

93.

(a)    To the maximum extent permitted by applicable Laws, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)

To the maximum extent permitted by applicable Laws, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

TRANSFER BY WAY OF CONTINUATION

94.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the holders of a majority of the then outstanding Preferred Shares (voting together as a separate class on an as-converted basis), have the power to register by way of continuation as a body corporate under the Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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SCHEDULE A

The holders of the Preferred Shares and the Ordinary Shares shall, in addition to any other rights conferred on them under the Memorandum and the Articles of Association have the rights set out in this Schedule A, which forms part of the Articles of Association of the Company. In the event of any inconsistency between the provisions set out herein and other provisions of the Memorandum and the Articles of Association, the provisions set out herein shall prevail to the extent permitted by applicable Laws.

1.	Liquidation Preference

(a)	Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:

(i)

Before any distribution or payment shall be made to the holders of any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series D-1 Preferred Shares and/or the holders of any Ordinary Shares, each holder of the Series D-2 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Original Series D-2 Issue Price, plus all dividends declared and unpaid with respect thereto per Series D-2 Preferred Share then held by such holder (collectively, the “Series D-2 Preference Amount”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the full Series D-2 Preference Amount, the holders of the Series D-2 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series D-2 Preferred Shares held by them upon such distribution if all Series D-2 Preference Amount were paid in full.

(ii)

Subject to Section 1(a)(i) of Schedule A above, before any distribution or payment shall be made to the holders of any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares and/or the holders of any Ordinary Shares, each holder of the Series D-1 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Original Series D-1 Issue Price, plus all dividends declared and unpaid with respect thereto per Series D-1 Preferred Share then held by such holder (collectively, the “Series D-1 Preference Amount”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the full Series D-1 Preference Amount, the holders of the Series D-1 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series D-1 Preferred Shares held by them upon such distribution if all Series D-1 Preference Amount were paid in full.

(iii)

Subject to Section 1(a)(i) and Section 1(a)(ii) of Schedule A above, before any distribution or payment shall be made to the holders of any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares and/or the holders of any Ordinary Shares, each holder of the Series C-2 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Original Series C-2 Issue Price, plus all dividends declared and unpaid with respect thereto per Series C-2 Preferred Share then held by such holder (collectively, the “Series C-2 Preference Amount”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the full Series C-2 Preference Amount, the holders of the Series C-2 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series C-2 Preferred Shares held by them upon such distribution if all Series C-2 Preference Amount were paid in full.

(iv)

Subject to Section 1(a)(i), Section 1(a)(ii) and Section 1(a)(iii) of Schedule A above, before any distribution or payment shall be made to the holders of any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or the holders of any Ordinary Shares, each holder of the Series C-1 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Original Series C-1 Issue Price, plus all dividends declared and unpaid with respect thereto per Series C-1 Preferred Share then held by such holder (collectively, the “Series C-1 Preference Amount”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the full Series C-1 Preference Amount, the holders of the Series C-1 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series C-1 Preferred Shares held by them upon such distribution if all Series C-1 Preference Amount were paid in full.

(v)

Subject to Section 1(a)(i) , Section 1(a)(ii), Section 1(a)(iii) and Section 1(a)(iv) of Schedule A above, before any distribution or payment shall be made to the holders of any Series A Preferred Shares, Series B Preferred Shares and/or the holders of any Ordinary Shares, each holder of the Series C Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Original Series C Issue Price, plus all dividends declared and unpaid with respect thereto per Series C Preferred Share then held by such holder (collectively, the “Series C Preference Amount”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the full Series C Preference Amount, the holders of the Series C Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series C Preferred Shares held by them upon such distribution if all Series C Preference Amount were paid in full.

(vi)

Subject to Section 1(a)(i), Section 1(a)(ii) , Section 1(a)(iii), Section 1(a)(iv) and Section 1(a)(v) of Schedule A above, before any distribution or payment shall be made to the holders of any Series A Preferred Shares and/or the holders of any Ordinary Shares, each holder of the Series B Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Original Series B Issue Price, plus all dividends declared and unpaid with respect thereto per Series B Preferred Share then held by such holder (collectively, the “Series B Preference Amount”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the full Series B Preference Amount, the holders of the Series B Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series B Preferred Shares held by them upon such distribution if all Series B Preference Amount were paid in full.

(vii)

After distribution or payment in full of the Series D-2 Preference Amount due pursuant to Section 1(a)(i) of Schedule A above, the Series D-1 Preference Amount due pursuant to Section 1(a)(ii) of Schedule A above, the Series C-2 Preference Amount due pursuant to Section 1(a)(iii) of Schedule A above, the Series C-1 Preference Amount due pursuant to Section 1(a)(iv) of Schedule A above, the Series C Preference Amount due pursuant to Section 1(a)(v) of Schedule A above and the Series B Preference Amount due pursuant to Section 1(a)(vi) of Schedule A above, and before any distribution or payment shall be made to the holders of any Ordinary Shares, each holder of the Series A Preferred Shares shall be entitled to receive an amount equal to one hundred and fifty percent (150%) of the Original Series A Issue Price, plus all dividends declared and unpaid with respect thereto per Series A Preferred Share then held by such holder (collectively, the “Series A Preference Amount”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Series A Preferred Shares shall be insufficient to pay the full Series A Preference Amount, the holders of the Series A Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series A Preferred Shares held by them upon such distribution if all Series A Preference Amount were paid in full.

(viii)

After distribution or payment in full of the Series D-2 Preference Amount due pursuant to Section 1(a)(i) of Schedule A above, Series D-1 Preference Amount due pursuant to Section 1(a)(ii) of Schedule A above, the Series C-2 Preference Amount due pursuant to Section 1(a)(iii) of Schedule A above, the Series C-1 Preference Amount due pursuant to Section 1(a)(iv) of Schedule A above, the Series C Preference Amount due pursuant to Section 1(a)(v) of Schedule A above, the Series B Preference Amount due pursuant to Section 1(a)(vi) of Schedule A above and the Series A Preference Amount due pursuant to Section 1(a)(vii) of Schedule A above, the remaining assets of the Company available for distribution to Shareholders shall be distributed ratably among the holders of outstanding Ordinary Shares, the holder(s) of the Series A Preferred Shares on an as-converted basis, the holder(s) of the Series B Preferred Shares on an as-converted basis, the holder(s) of the Series C Preferred Shares on an as-converted basis, the holder(s) of the Series C-1 Preferred Shares on an as-converted basis, the holder(s) of the Series C-2 Preferred Shares, the holder(s) of the Series D-1 Preferred Shares on an as-converted basis and the holder(s) of the Series D-2 Preferred Shares on an as-converted basis.

(b)

Liquidation on Sale or Merger. The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Section 1(b) of Schedule A unless waived by the Majority Preferred Holders:

(i)

any consolidation, reorganization, amalgamation or merger of the Company and/or its Subsidiaries or shareholders of the Subsidiaries with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of Equity Securities of the Company, in which the Shareholders of the Company or shareholders of the Subsidiaries immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); and

(ii)

a sale, lease, transfer or the exclusive licensing or other kinds of disposal, in a single transaction or series of related transactions, by any Group Company of all or substantially all of the assets (including the intellectual properties) of the Group Companies.

and upon any such event, any proceeds resulting to the shareholders of the Company therefrom shall be distributed in accordance with the terms of Section 1(a) of Schedule A.

(c)

Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the shareholders of the Company upon any volunteer liquidation, dissolution or winding up of the Company or upon any such Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to and received by such holders by the Company or the acquiring Person. If the amount deemed paid or distributed under this Section 1(c) of Schedule A is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board. Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator if one is appointed or by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the liquidator or by the Board.

The Majority Preferred Holders shall have the right to challenge any determination by the liquidator or by the Board (as the case may be) of fair market value pursuant to this Section 1(c) of Schedule A, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board (as the case may be) and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

2.	Voting Rights

Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: (i) the holder of each Class A Ordinary Share issued and outstanding shall have one (1) vote in respect of each Class A Ordinary Share held, (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Class A Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited, and (iii) the holder of each Class B Ordinary Share issued and outstanding shall have ten (10) votes in respect of each Class B Ordinary Share held . Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the holder of the Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Shareholders.

3.	Conversion Rights

The holder of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Class A Ordinary Shares. Subject to the provisions of Section 3(b) of Schedule A, the number of Class A Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the Original Issue Price divided by the then-effective Conversion Price.

(a)	Optional Conversion.

(i)

Subject to and in compliance with the provisions of this Section 3(a) of Schedule A, and subject to compliance with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable Class A Ordinary Shares based on the then-effective Conversion Price.

(ii)

The holder of any Preferred Shares who desires to convert such shares into Class A Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the type and number of Preferred Shares being converted. In the event that such holder is unable to deliver the relevant certificate(s), such holder shall also notify the Company or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. Upon receipt of such notice and share certificate(s) or satisfactory agreement for indemnification in the case of a lost certificate, the Company shall promptly issue the relevant number of Class A Ordinary Shares to such holder by making the relevant entries in the Register of Members, and issue and deliver to such holder a certificate or certificates for the number of Class A Ordinary Shares to which the holder is entitled and shall update the Register of Members. No fractional Class A Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Class A Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). The holder of the Preferred Shares entitled to receive such Class A Ordinary Shares upon conversion shall be treated for all purpose as the record holder of such Class A Ordinary Shares on the date such holder’s name is entered in the Register of Members as the holder of the relevant number of Class A Ordinary Shares issued upon conversion.

(b)	Automatic Conversion.

(i)

Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, the Preferred Shares shall automatically be converted into Class A Ordinary Shares (i) upon the closing of a Qualified IPO, or (ii) with respect to the Series A Preferred Shares, the date upon which the Company receives the written request from the Majority Series A Preferred Holders, based on the then-effective Series A Conversion Price; with respect to the Series B Preferred Shares, the date upon which the Company receives the written request from the Majority Series B Preferred Holders, based on the then-effective Series B Conversion Price; with respect to the Series C Preferred Shares, the date upon which the Company receives the written request from the Majority Series C Preferred Holders, based on the then-effective Series C Conversion Price; with respect to the Series C-1 Preferred Shares, the date upon which the Company receives the written request from the Majority Series C-1 Preferred Holders, based on the then-effective Series C-1 Conversion Price; with respect to the Series C-2 Preferred Shares, the date upon which the Company receives the written request from the Majority Series C-2 Preferred Holders, based on the then-effective Series C-2 Conversion Price; with respect to the Series D-1 Preferred Shares, the date upon which the Company receives the written request from the Majority Series D-1 Preferred Holders, based on the then-effective Series D-1 Conversion Price, and with respect to the Series D-2 Preferred Shares, the date upon which the Company receives the written request from the Majority Series D-2 Preferred Holders, based on the then-effective Series D-2 Conversion Price.

(ii)

The Company shall not be obligated to issue certificates for any Class A Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for the Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue the relevant number of Class A Ordinary Shares to such holder by making the relevant entries in the Register of Members, and issue and deliver at its office to the holder thereof a certificate or certificates for the number of Class A Ordinary Shares to which the holder is entitled. No fractional Class A Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Class A Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Class A Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Class A Ordinary Shares on the date such person’s name is entered into the Register of Members.

(c)	Mechanics of Conversion. The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

(i)

The Company shall redeem or repurchase the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to the aggregate par value of the Class A Ordinary Shares of the Company to be issued upon such conversion.

(ii)

Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any Class A Ordinary Shares of the Company issuable, to such holder in connection with such conversion.

(iii)	Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all Class A Ordinary Shares issuable, upon such conversion.

(d)	Adjustments to Conversion Price.

(i)

Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)

Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)

Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Class A Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)

Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Class A Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)	Sale of Shares below the Conversion Price.

(A)	Adjustment of Conversion Price. Upon Issuance of Additional Equity Securities.

(1)

In the event the Company shall at any time after the Closing as specified in the Series D-2 Purchase Agreement issue Additional Equity Securities, without consideration or for a consideration per share less than the applicable Conversion Price for each class of Preferred Shares in effect immediately prior to such issue, then the applicable Conversion Price for each class of Preferred Shares shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

(2)	For purposes of the foregoing formula, the following definitions shall apply:

(a)	CP2 shall mean the Conversion Price for each class of Preferred Shares (if applicable) in effect immediately after such issue of Additional Equity Securities;

(b)	CP1 shall mean the applicable Conversion Price for each class of Preferred Shares in effect immediately prior to such issue of Additional Equity Securities;

(c)

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Equity Securities, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

(d)

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Equity Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(e)	“C” shall mean the number of such Additional Equity Securities issued in such transaction.

(B)	Determination of Consideration. For the purpose of making any adjustment to any Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

(1)

To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)

To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)

If additional Ordinary Shares or Ordinary Share Equivalents exercisable, convertible or exchangeable for additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the additional Ordinary Shares or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board) to be allocable to such additional Ordinary Shares or Ordinary Share Equivalents.

(C)

No Exercise. If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the Conversion Price which would have been in effect had such adjustment been made.

(vi)

Certificate of Adjustment. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(vii)

Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holder of the Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(viii)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(ix)

Notices. Any notice required or permitted pursuant to this Section 3 of Schedule A shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(x)	Mechanics of Conversion.

(A)

Conversions made pursuant to this Section 3(d)(x) shall be made by way of redemption or repurchase of the relevant Preferred Shares and issue of the relevant number of Ordinary Shares determined in accordance with the above sections.    Upon conversion, such Preferred Shares shall be cancelled and all rights with respect to such Preferred Shares, including the rights, if any, to receive Dividends, notices and to vote, shall immediately cease and terminate, except for the right of the holders thereof to receive the Conversion Shares. Any Preferred Shares converted by way of redemption shall be cancelled and the amount of the Company’s issued share capital shall be diminished by the par value of those Preferred Shares accordingly; but each conversion of the Preferred Shares shall not be taken as reducing the amount of the Company’s authorized share capital.

(B)

Provided that the total nominal par value of the Preferred Shares being converted is equal to the nominal par value of the Class A Ordinary Shares into which they convert, the Company may, by special resolution of the shareholders, redesignate the Preferred Shares into Class A Ordinary Shares. Upon such resolution, each such Preferred Share to be converted shall be redesignated as an Ordinary Share with the rights, privileges, terms and obligations of such Class A Ordinary Shares and the converted Preferred Share shall henceforth form part of the Ordinary Share class into which it has been converted (and shall cease to form part of the class of the Preferred Shares from which it has converted for all purposes hereof).

(xi)

Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Class A Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Class A Ordinary Shares in a name other than that in which the Preferred Shares so converted were registered.

4.	Redemption

(a)

Notwithstanding any provisions to the contrary in this Schedule A, but subject to this Section 4 of the Schedule A, the Series A Preferred Shares shall be redeemable at the option of the holders of the Series A Preferred Shares as provided herein:

(i)

Optional Redemption Date of Series A Preferred Shares. In the event that (A) the Company fails to consummate a Qualified IPO prior to December 31, 2024; or (B) there is an occurrence of any material breach of any representation, warranty, covenant, agreement or undertaking made by the Warrantors (as defined in the Series A Purchase Agreement) contained in the Series A Purchase Agreement, Shareholders’ Agreement, Memorandum and Articles which results in material adverse effect on the business of the Group Companies, or (C) if the Company has met all requirements of the Qualified IPO, the approval to conduct such Qualified IPO has not been passed due to the control shareholders or other shareholders of the Company, or the Qualified IPO cannot be gone through in accordance with the agreed plan and time schedule due to lack of support from the management of the Company, except that a majority of the Directors vote in favor of a non-listing, which is in the best interest of the Company or the then valuation of the Company through a private placement financing is close to the pre-offering valuation of the Qualified IPO, at the written request to the Company made by the Majority Series A Preferred Holders, acting together as a single class on an as-converted basis, such holders may require that the Company redeem all or some of the then outstanding Series A Preferred Shares in accordance with the following terms.

(ii)	Series A Redemption Price. The redemption price for each Series A Preferred Share redeemed pursuant to this Section 4(a) of Schedule A (the “Series A Redemption Price”) shall be determined below:

(A)    if the redemption is made pursuant to Section 4(a)(i)(A) of Schedule A, the Series A Redemption Price shall be two hundred percent (200%) of the applicable Original Series A Issue Price;

(B)     if the redemption is made pursuant to Sections 4(a)(i)(B) or (C) of Schedule A and the valuation of the Company for the private placement financing if there is any is less than US$200,000,000, the Series A Redemption Price shall be one hundred percent (100%) of the Original Series A Issue Price for such Series A Preferred Share, plus an annual internal rate of return of thirty percent (30%)of the Original Series A Issue Price over the period from the Original Series A Issue Date to the date of payment in full of the Series A Redemption Price.

(iii)

Series A Redemption Notice. A written notice of redemption by the Majority Series A Preferred Holders (the “Series A Redemption Notice”) shall be given by hand or by mail to the Company and all of the holders of Series B Preferred Shares, specifying the number of Series A Preferred Shares to be redeemed and the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Series A Redemption Notice (the “Series A Redemption Date”). Upon the receipt of Series A Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Series A Preferred Shares, as applicable, stating the existence of such request and the Series A Redemption Price, the Series A Redemption Date, and the mechanics of redemption, provided, however, the Series A Redemption Date shall be no later than the thirtieth (30th) day following the date on which the Series A Redemption Notice by requesting holders of Series A Preferred Shares is given.

(b)	Notwithstanding any provisions to the contrary in this Schedule A, the Series B Preferred Shares shall be redeemable at the option of the holders of the Series B Preferred Shares as provided herein:

(i)

Optional Redemption Date of Series B Preferred Shares. In the event that (A) the Company fails to consummate a Qualified IPO prior to December 31, 2024, (B) there is an occurrence of any material breach of any representation, warranty, covenant, agreement or undertaking made by the Warrantors (as defined in the Series B Purchase Agreement) contained in the Series B Purchase Agreement, Shareholders’ Agreement, Memorandum and Articles which results in material adverse effect on the business of the Group Companies, (C) if the Company has met all requirements of the Qualified IPO, the approval to conduct such Qualified IPO has not been passed due to the control shareholders or other shareholders of the Company, or the Qualified IPO cannot be gone through in accordance with the agreed plan and time schedule due to lack of support from the management of the Company, except that a majority of the Directors vote in favor of a non-listing, which is in the best interest of the Company or the then valuation of the Company through a private placement financing is close to the pre-offering valuation of the Qualified IPO, or (D) the Majority Series A Preferred Holders request for redemption pursuant to Section 4(a)(i) of Schedule A, at the written request to the Company made by the Majority Series B Preferred Holders, acting together as a single class on an as-converted basis, such holders may require that the Company redeem all or some of the then outstanding Series B Preferred Shares in accordance with the following terms.

(ii)

Series B Redemption Price. The redemption price for each Series B Preferred Share redeemed pursuant to this Section 4(b) of Schedule A (the “Series B Redemption Price”) shall be one hundred percent (100%) of the Original Series B Issue Price for such Series B Preferred Share, plus an annual simple interest of eight percent (8%) of the Original Series B Issue Price over the period from the Original Series B Issue Date to the date of payment in full of the Series B Redemption Price, provided that the Series B Redemption Price shall in no event be more than one hundred and fifty percent (150%) of the Original Series B Issue Price.

(iii)

Series B Redemption Notice. A written notice of redemption by the Majority Series B Preferred Holders (the “Series B Redemption Notice”) shall be given by hand or by mail to the Company, specifying the number of Series B Preferred Shares to be redeemed and the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Series B Redemption Notice (the “Series B Redemption Date”). Upon the receipt of Series B Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Series B Preferred Shares, as applicable, stating the existence of such request and the Series B Redemption Price, the Series B Redemption Date, and the mechanics of redemption, provided, however, the Series B Redemption Date shall be no later than the thirtieth (30th) day following the date on which the Series B Redemption Notice by requesting holders of Series B Preferred Shares is given.

(c)	Notwithstanding any provisions to the contrary in this Schedule A, the Series C Preferred Shares shall be redeemable at the option of the holders of the Series C Preferred Shares as provided herein:

(i)

Optional Redemption Date of Series C Preferred Shares. In the event that (A) the Company fails to consummate a Qualified IPO prior to December 31, 2024, (B) there is an occurrence of any material breach of any representation, warranty, covenant, agreement or undertaking made by the Warrantors (as defined in the applicable Series C Purchase Agreement) contained in the applicable Series C Purchase Agreement, Shareholders’ Agreement, Memorandum and Articles which results in material adverse effect on the business of the Group Companies, (C) if the Company has met all requirements of the Qualified IPO, the approval to conduct such Qualified IPO has not been passed due to the control shareholders or other shareholders of the Company, or the Qualified IPO cannot be gone through in accordance with the agreed plan and time schedule due to lack of support from the management of the Company, except that a majority of the Directors vote in favor of a non-listing, which is in the best interest of the Company or the then valuation of the Company through a private placement financing is close to the pre-offering valuation of the Qualified IPO, or (D) all or substantially all of the business of Group Companies are required to be suspended or closed down by competent Governmental Authorities due to material breach of applicable laws in any material respect by the Group Companies, and such suspension or closedown of the business of the Group Companies are not rectified or remedied within six (6) months from the occurrence of such suspension or closedown; and (E) the Majority Series A Preferred Holders or the Majority Series B Preferred Holders request for redemption pursuant to Section 4 of Schedule A, at the written request to the Company made by the Majority Series C Preferred Holders, acting together as a single class on an as-converted basis, such holders may require that the Company redeem all or some of the then outstanding Series C Preferred Shares in accordance with the following terms.

(ii)

Series C Redemption Price. The redemption price for each Series C Preferred Share redeemed pursuant to this Section 4(c) of Schedule A (the “Series C Redemption Price”) shall be one hundred percent (100%) of the Original Series C Issue Price for such Series C Preferred Share, plus an annual simple interest of eight percent (8%) of the Original Series C Issue Price over the period from the Original Series C Issue Date to the date of payment in full of the Series C Redemption Price.

(iii)

Series C Redemption Notice. A written notice of redemption by the Majority Series C Preferred Holders (the “Series C Redemption Notice”) shall be given by hand or by mail to the Company, specifying the number of Series C Preferred Shares to be redeemed and the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Series C Redemption Notice (the “Series C Redemption Date”). Upon the receipt of Series C Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Series C Preferred Shares, as applicable, stating the existence of such request and the Series C Redemption Price, the Series C Redemption Date, and the mechanics of redemption, provided, however, the Series C Redemption Date shall be no later than the thirtieth (30th) day following the date on which the Series C Redemption Notice by requesting holders of Series C Preferred Shares is given.

(d)

Notwithstanding any provisions to the contrary in this Schedule A, the Series C-1 Preferred Shares shall be redeemable at the option of the holders of the Series C-1 Preferred Shares as provided herein:

(i)

Optional Redemption Date of Series C-1 Preferred Shares. In the event that (A) the Company fails to consummate a Qualified IPO prior to December 31, 2024], (B) there is an occurrence of any material breach of any representation, warranty, covenant, agreement or undertaking made by the Warrantors (as defined in the Series C-1 Purchase Agreement) contained in the Series C-1 Purchase Agreement, Shareholders’ Agreement, Memorandum and Articles which results in material adverse effect on the business of the Group Companies, (C) if the Company has met all requirements of the Qualified IPO and the Majority Series C-1 Preferred Holders vote in favor of such Qualified IPO, the approval to conduct such Qualified IPO has not been passed due to the control shareholders or other shareholders of the Company, or the Qualified IPO cannot be gone through in accordance with the agreed plan and time schedule due to lack of support from the management of the Company, except that a majority of the Directors vote in favor of a non-listing, which is in the best interest of the Company or the then valuation of the Company through a private placement financing is close to the pre-offering valuation of the Qualified IPO, (D) all or substantially all of the business of Group Companies are required to be suspended or closed down by competent Governmental Authorities due to material breach of applicable laws in any material respect by the Group Companies, and such suspension or closedown of the business of the Group Companies are not rectified or remedied within six (6) months from the occurrence of such suspension or closedown; or (E) the Majority Series A Preferred Holders, the Majority Series B Preferred Holders or the Majority Series C Preferred Holders request for redemption pursuant to Section 4 of Schedule A, at the written request to the Company made by the Majority Series C-1 Preferred Holders, acting together as a single class on an as-converted basis, such holders may require that the Company redeem all or some of the then outstanding Series C-1 Preferred Shares in accordance with the following terms.

(ii)

Series C-1 Redemption Price. The redemption price for each Series C-1 Preferred Share redeemed pursuant to this Section 4(d) of Schedule A (the “Series C-1 Redemption Price”) shall be one hundred percent (100%) of the Original Series C-1 Issue Price for such Series C-1 Preferred Share, plus an annual simple interest of eight percent (8%) of the Original Series C-1 Issue Price over the period from the Original Series C-1 Issue Date to the date of payment in full of the Series C-1 Redemption Price.

(iii)

Series C-1 Redemption Notice. A written notice of redemption by the Majority Series C-1 Preferred Holders (the “Series C-1 Redemption Notice”) shall be given by hand or by mail to the Company, specifying the number of Series C-1 Preferred Shares to be redeemed and the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Series C-1 Redemption Notice (the “Series C-1 Redemption Date”). Upon the receipt of Series C-1 Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Series C-1 Preferred Shares, as applicable, stating the existence of such request and the Series C-1 Redemption Price, the Series C-1 Redemption Date, and the mechanics of redemption, provided, however, the Series C-1 Redemption Date shall be no later than the thirtieth (30th) day following the date on which the Series C-1 Redemption Notice by requesting holders of Series C-1 Preferred Shares is given.

(e)

Notwithstanding any provisions to the contrary in this Schedule A, the Series C-2 Preferred Shares shall be redeemable at the option of the holders of the Series C-2 Preferred Shares as provided herein:

(i)

Optional Redemption Date of Series C-2 Preferred Shares. In the event that (A) the Company fails to consummate a Qualified IPO prior to December 31, 2024], (B) there is an occurrence of any material breach of any representation, warranty, covenant, agreement or undertaking made by the Warrantors (as defined in the Series C-2 Purchase Agreement) contained in the Series C-2 Purchase Agreement, Shareholders’ Agreement, Memorandum and Articles which results in material adverse effect on the business of the Group Companies, (C) if the Company has met all requirements of the Qualified IPO and the Majority Series C-2 Preferred Holders vote in favor of such Qualified IPO, the approval to conduct such Qualified IPO has not been passed due to the control shareholders or other shareholders of the Company, or the Qualified IPO cannot be gone through in accordance with the agreed plan and time schedule due to lack of support from the management of the Company, except that a majority of the Directors vote in favor of a non-listing, which is in the best interest of the Company or the then valuation of the Company through a private placement financing is close to the pre-offering valuation of the Qualified IPO, (D) all or substantially all of the business of Group Companies are required to be suspended or closed down by competent Governmental Authorities due to material breach of applicable laws in any material respect by the Group Companies, and such suspension or closedown of the business of the Group Companies are not rectified or remedied within six (6) months from the occurrence of such suspension or closedown; or (E) the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders or the Majority Series C-1 Preferred Holders request for redemption pursuant to Section 4 of Schedule A, at the written request to the Company made by the Majority Series C-2 Preferred Holders, acting together as a single class on an as-converted basis, such holders may require that the Company redeem all or some of the then outstanding Series C-2 Preferred Shares in accordance with the following terms.

(ii)

Series C-2 Redemption Price. The redemption price for each Series C-2 Preferred Share redeemed pursuant to this Section 4(e) of Schedule A (the “Series C-2 Redemption Price”) shall be one hundred percent (100%) of the Original Series C-2 Issue Price for such Series C-2 Preferred Share, plus an annual simple interest of eight percent (8%) of the Original Series C-2 Issue Price over the period from the Original Series C-2 Issue Date to the date of payment in full of the Series C-2 Redemption Price.

(iii)

Series C-2 Redemption Notice. A written notice of redemption by the Majority Series C-2 Preferred Holders (the “Series C-2 Redemption Notice”) shall be given by hand or by mail to the Company, specifying the number of Series C-2 Preferred Shares to be redeemed and the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Series C-2 Redemption Notice (the “Series C-2 Redemption Date”). Upon the receipt of Series C-2 Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Series C-2 Preferred Shares, as applicable, stating the existence of such request and the Series C-2 Redemption Price, the Series C-2 Redemption Date, and the mechanics of redemption, provided, however, the Series C-2 Redemption Date shall be no later than the thirtieth (30th) day following the date on which the Series C-2 Redemption Notice by requesting holders of Series C-2 Preferred Shares is given.

(f)

Notwithstanding any provisions to the contrary in this Schedule A, the Series D-1 Preferred Shares shall be redeemable at the option of the holders of the Series D-1 Preferred Shares as provided herein:

(i)

Optional Redemption Date of Series D-1 Preferred Shares. In the event that (A) the Company fails to consummate a Qualified IPO prior to December 31, 2024], (B) there is an occurrence of any material breach of any representation, warranty, covenant, agreement or undertaking made by the Warrantors (as defined in the Series D-1 Purchase Agreement) contained in the Series D-1 Purchase Agreement, Shareholders’ Agreement, Memorandum and Articles which results in material adverse effect on the business of the Group Companies, (C) if the Company has met all requirements of the Qualified IPO and the Majority Series D-1 Preferred Holders vote in favor of such Qualified IPO, the approval to conduct such Qualified IPO has not been passed due to the control shareholders or other shareholders of the Company, or the Qualified IPO cannot be gone through in accordance with the agreed plan and time schedule due to lack of support from the management of the Company, except that a majority of the Directors vote in favor of a non-listing, which is in the best interest of the Company or the then valuation of the Company through a private placement financing is close to the pre-offering valuation of the Qualified IPO, (D) all or substantially all of the business of Group Companies are required to be suspended or closed down by competent Governmental Authorities due to material breach of applicable laws in any material respect by the Group Companies, and such suspension or closedown of the business of the Group Companies are not rectified or remedied within six (6) months from the occurrence of such suspension or closedown; or (E) the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders the Majority Series C-1 Preferred Holders or the Majority Series C-2 Preferred Holders request for redemption pursuant to Section 4 of Schedule A, at the written request to the Company made by the Majority Series D-1 Preferred Holders, acting together as a single class on an as-converted basis, such holders may require that the Company redeem all or some of the then outstanding Series D-1 Preferred Shares in accordance with the following terms.

(ii)

Series D-1 Redemption Price. The redemption price for each Series D-1 Preferred Share redeemed pursuant to this Section 4(f) of Schedule A (the “Series D-1 Redemption Price”) shall be one hundred percent (100%) of the Original Series D-1 Issue Price for such Series D-1 Preferred Share, plus an annual simple interest of eight percent (8%) of the Original Series D-1 Issue Price over the period from the Original Series D-1 Issue Date to the date of payment in full of the Series D-1 Redemption Price.

(iii)

Series D-1 Redemption Notice. A written notice of redemption by the Majority Series D-1 Preferred Holders (the “Series D-1 Redemption Notice”) shall be given by hand or by mail to the Company, specifying the number of Series D-1 Preferred Shares to be redeemed and the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Series D-1 Redemption Notice (the “Series D-1 Redemption Date”). Upon the receipt of Series D-1 Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Series D-1 Preferred Shares, as applicable, stating the existence of such request and the Series D-1 Redemption Price, the Series D-1 Redemption Date, and the mechanics of redemption, provided, however, the Series D-1 Redemption Date shall be no later than the thirtieth (30th) day following the date on which the Series D-1 Redemption Notice by requesting holders of Series D-1 Preferred Shares is given.

(g)

Notwithstanding any provisions to the contrary in this Schedule A, the Series D-2 Preferred Shares shall be redeemable at the option of the holders of the Series D-2 Preferred Shares as provided herein:

(i)

Optional Redemption Date of Series D-2 Preferred Shares. In the event that (A) the Company fails to consummate a Qualified IPO prior to December 31, 2024], (B) the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders the Majority Series C-1 Preferred Holders or the Majority Series C-2 Preferred Holders or the Majority Series D-1 Preferred Holders request for redemption pursuant to Section 4 of Schedule A, at the written request to the Company made by the Majority Series D-2 Preferred Holders, acting together as a single class on an as-converted basis, such holders may require that the Company redeem all or some of the then outstanding Series D-2 Preferred Shares in accordance with the following terms.

(ii)

Series D-2 Redemption Price. The redemption price for each Series D-2 Preferred Share redeemed pursuant to this Section 4(g) of Schedule A (the “Series D-2 Redemption Price”) shall be one hundred percent (100%) of the Original Series D-2 Issue Price for such Series D-2 Preferred Share, plus an annual simple interest of eight percent (8%) of the Original Series D-2 Issue Price over the period from the Original Series D-2 Issue Date to the date of payment in full of the Series D-2 Redemption Price.

(iii)

Series D-2 Redemption Notice. A written notice of redemption by the Majority Series D-2 Preferred Holders (the “Series D-2 Redemption Notice”) shall be given by hand or by mail to the Company, specifying the number of Series D-2 Preferred Shares to be redeemed and the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Series D-2 Redemption Notice (the “Series D-2 Redemption Date”). Upon the receipt of Series D-2 Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Series D-2 Preferred Shares, as applicable, stating the existence of such request and the Series D-2 Redemption Price, the Series D-2 Redemption Date, and the mechanics of redemption, provided, however, the Series D-2 Redemption Date shall be no later than the thirtieth (30th) day following the date on which the Series D-2 Redemption Notice by requesting holders of Series D-2 Preferred Shares is given.

(h)

Procedure. Before any holder of Preferred Shares shall be entitled for redemption under this Section 4 of the Schedule A, such holder shall surrender to the Company his or its certificate or certificates representing such Preferred Shares to be redeemed at the offices of the Company, and thereupon the Applicable Redemption Price with respect to such Preferred Shares shall be payable to the order of the person whose name appears on the Register of Members as the owner of such Preferred Shares and each such certificate shall be cancelled upon payment of the Applicable Redemption Price and the Register of Members shall be updated accordingly. In the event less than all the Shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed Shares. The closing (the “Redemption Closing”) of the redemption of any Preferred Shares pursuant to Section 4(a) and/or Section 4(b) and/or Section 4(c) and/or Section 4(d) and/or Section 4(e) and/or Section 4(f) and/or Section 4(g) of Schedule A will take place within one hundred and twenty (120) days of the date of the Series A Redemption Notice, Series B Redemption Notice, Series C Redemption Notice, Series C-1 Redemption Notice and/or Series C-2 Redemption Notice, Series D-1 Redemption Notice and/or Series D-2 Redemption Notice (as appropriate) at the offices of the Company, or such earlier date or other place as the Majority Series A Preferred Holders and/or the Majority Series B Preferred Holders and/or Majority Series C Preferred Holders and/or the Majority Series C-1 Preferred Holders and/or the Majority Series C-2 Preferred Holders and/or the Majority Series D-1 Preferred Holders and/or the Majority Series D-2 Preferred Holders (as appropriate) and the Company may mutually agree in writing. At the Redemption Closing, subject to applicable Laws, the Company will, from any source of assets or funds legally available therefor, redeem each Preferred Share by paying in cash therefor the Applicable Redemption Price against surrender by such holder at the Company’s principal office of the certificate representing such share. From and after the Redemption Closing, subject to the holder of a Preferred Share having received in full the Applicable Redemption Price from the Company, all rights of the holder of such Preferred Share will cease with respect to such Preferred Share. Any such Preferred Shares redeemed in accordance with this Section 4 shall be cancelled and the amount of the Company’s issued share capital shall be diminished by the par value of these Preferred Shares accordingly, but each such redemption shall not be taken as reducing the amount of the Company’s authorized share capital.

(i)

Insufficient Funds. If the Company’s assets or funds which are legally available on the date that any redemption payment under this Section 4 of Schedule A is due are insufficient to pay in full all redemption payments to be paid at the Redemption Closing, or if the Company is otherwise prohibited by applicable Laws from making such redemption, (x) those assets or funds which are legally available shall be firstly used to the extent permitted by applicable Laws to pay redemption payments due on such date , and (y) thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due, and in both cases of above (x) and (y), the assets and funds which are legally available for the redemption of shares shall be paid in the following preferential sequence: (i) firstly, to the holders of Series D-2 Preferred Shares who request for share redemption until each such holder has fully received all the redemption payments payable under Section 4(g) of Schedule A, provided that if those assets and funds legally available are insufficient to pay in full all the redemption payments payable in respect of the Series D-2 Preferred Shares, such assets and funds shall be used to pay to the holders of Series D-2 Preferred Shares who request for share redemption ratably in proportion to the full amounts to which such holders to which such redemption payments are due would otherwise be respectively entitled thereon; (ii) secondly, after all the redemption payments payable to the holders of Series D-2 Preferred Shares, to the holders of Series D-1 Preferred Shares who request for share redemption until each such holder has fully received all the redemption payments payable under Section 4(f) of Schedule A, provided that if those assets and funds legally available are insufficient to pay in full all the redemption payments payable in respect of the Series D-1 Preferred Shares, such assets and funds shall be used to pay to the holders of Series D-1 Preferred Shares who request for share redemption ratably in proportion to the full amounts to which such holders to which such redemption payments are due would otherwise be respectively entitled thereon; (iii) thirdly, after all the redemption payments payable to the holders of Series D-2 Preferred Shares and the holders of Series D-1 Preferred Shares, to the holders of Series C-2 Preferred Shares who request for share redemption until each such holder has fully received all the redemption payments payable under Section 4(e) of Schedule A, provided that if those assets and funds legally available are insufficient to pay in full all the redemption payments payable in respect of the Series C-2 Preferred Shares, such assets and funds shall be used to pay to the holders of Series C-2 Preferred Shares who request for share redemption ratably in proportion to the full amounts to which such holders to which such redemption payments are due would otherwise be respectively entitled thereon; (iv)fourthly, after all the redemption payments payable to the holders of Series D-2 Preferred Shares, the holders of Series D-1 Preferred Shares and Series C-2 Preferred Shares, to the holders of Series C-1 Preferred Shares who request for share redemption until each such holder has fully received all the redemption payments payable under Section 4(d) of Schedule A, provided that if those assets and funds legally available are insufficient to pay in full all the redemption payments payable in respect of the Series C-1 Preferred Shares, such assets and funds shall be used to pay to the holders of Series C-1 Preferred Shares who request for share redemption ratably in proportion to the full amounts to which such holders to which such redemption payments are due would otherwise be respectively entitled thereon; (v) fifthly, after all the redemption payments payable to the holders of Series D-2 Preferred Shares, the holders of Series D-1 Preferred Shares, Series C-2 Preferred Shares and Series C-1 Preferred Shares, to the holders of Series C Preferred Shares who request for share redemption until each such holder has fully received all the redemption payments payable under Section 4(c) of Schedule A, provided that if those assets and funds legally available are insufficient to pay in full all the redemption payments payable in respect of the Series C Preferred Shares, such assets and funds shall be used to pay to the holders of Series C Preferred Shares who request for share redemption ratably in proportion to the full amounts to which such holders to which such redemption payments are due would otherwise be respectively entitled thereon; (vi) sixthly, after all the redemption payments payable to the holders of Series D-2 Preferred Shares, the holders of Series D-1 Preferred Shares, Series C-2 Preferred Shares, Series C-1 Preferred Shares and Series C Preferred Shares has been paid in full, to the other holders of Preferred Shares who request for share redemption, provided that if those remaining assets and funds legally available are in sufficient to pay in full all the redemption payments payable in respect of the Series A Preferred Shares and Series B Preferred Shares, such remaining assets and funds shall be used to pay to the holders of Series A Preferred Shares and the holders of Series B Preferred Shares who request for share redemption ratably in proportion to the full amounts to which such holders to which such redemption payments are due would otherwise be respectively entitled thereon. Without limiting any rights of the holders of the Preferred Shares which are set forth in these Articles, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares. Subject to the payment subsequence as provided in the foregoing of this Section 4(i) of Schedule A, in the event of the Majority Series A Preferred Holders request for redemption pursuant to Section 4(a)(i) of Schedule A, the Majority Series B Preferred Holders request for redemption due to occurrence of the circumstance (D) set forth in Section 4(b)(i) of Schedule A, the Majority Series C Preferred Holders request for redemption due to occurrence of the circumstance (E) set forth in Section 4(c)(i) of Schedule A, the Majority Series C-1 Preferred Holders request for redemption due to occurrence of the circumstance (E) set forth in Section 4(d)(i) of Schedule A, or the Majority Series C-2 Preferred Holders request for redemption due to occurrence of the circumstance (E) set forth in Section 4(e)(i) of Schedule A, the Majority Series D-1 Preferred Holders request for redemption due to occurrence of the circumstance (E) set forth in Section 4(f)(i) of Schedule A, the Majority Series D-2 Preferred Holders request for redemption pursuant to Section 4(g)(i) of Schedule A if the Company’s payment of the aggregate Applicable Redemption Price may result in the total amount of cash flow on the book of the Group Companies less than the total amount of annual budget of the Group Companies duly approved by the Board of the fiscal year in which such redemption request is delivered, a portion of Applicable Redemption Price equal to the balance of the total amount of the above annual budget over the total amount of cash flow on the book of the Group Companies shall be firstly paid to the holders of Preferred Shares requesting for share redemption in accordance with the foregoing of this Section and then the unpaid Applicable Redemption Price due shall be postponed to the earlier of (x) when the cash-flow of the Company, after deducting the due Applicable Redemption Price, is no less than the total amount of annual budget of the Group Companies duly approved by the Board of the fiscal year in which such redemption request is delivered; (y) such a date as agreed to between the Investors, the other existing shareholders of the Company and the Company.

5.	Acts of the Company

5.1

Acts Requiring Approval by Holders of Preferred Shares. In addition to any other vote or consent required elsewhere in these Articles or by any applicable Laws, so long as any Preferred Shares are outstanding, the Company and the other Group Companies shall not, without the prior affirmative votes or written consents of the Majority Preferred Holders, directly or indirectly take any of the following actions (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment to these Articles, merger, consolidation or otherwise), provided that where any such action requires a Special Resolution of the Shareholders in accordance with these Articles or any other applicable Laws (including the Statue) and if the shareholders of the Company vote in favour of such act but the approval of the Majority Preferred Holders has not yet been obtained, the holders of the Preferred Shares who vote against such act at a meeting of the shareholders of the Company in aggregate shall have the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favour of such act plus one (1):

(i)

amend the rights, preferences and privileges with respect to the Preferred Shares under these Articles, other constitutional documents or any other Transaction Documents (as defined in the Shareholders’ Agreement); notwithstanding the foregoing and for the avoidance of doubt, any such amendment, modification or waiver with respect to the variation of rights attached to one or more specific classes or series of Preferred Shares shall only require the written consents of the holders of more than fifty percent (50%) of the issued and outstanding shares of such affected classes or series and shall not be subject to the approval requirements under this Section 5.1, in addition to the approval of the shareholders of the Company at the shareholders’ meetings (if applicable);

(ii)

issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants, except for (i) the repurchase of any Shares pursuant to the Share Plan of the Shareholders’ Agreement, and (ii) any issue of shares by the Company already agreed and consented to by the Shareholders under the Shareholders’ Agreement;

(iii)

pass any resolution for any liquidation, dissolution, winding up or Liquidation Event of the Company or undertake any merger, reconstruction, liquidation exercise or Liquidation Event concerning the Company or apply for the appointment of a receiver, manager or judicial manager or like officer;

(iv)

approve initiation of the public offering process of the Company, including selection of stock exchange for, or approval of the timing, terms and conditions, and valuation of the initial public offering;

(v)	declare or pay any dividend or other distribution on any class of shares or approve the dividend policy of the Company; or

(vi)	change the right to appoint board members by holders of shares of certain classes or series.

5.2	For the purpose of the Section 5.1, the term “Company” means, in each case, the Group Companies and any one of them, where applicable.